INVESTORS RESEARCH FUND, INC.
             MASTER SELF-EMPLOYED RETIREMENT PLAN ADOPTION AGREEMENT
                           Basic Plan Document No. 01
      (As amended and restated for years beginning after December 31, 1986)

The employer named below hereby:

A. [ ] Establishes, effective ________________ (the "Effective Date"), a profit-sharing plan and trust to be known as _____________________________________________Plan (the "Plan") in the form of the Investors Research Fund, Inc. Master Self-Employed Retirement Plan (as amended and restated effective for Plan Years beginning after December 31, 1986):

     -OR-

B. [ ] Amends, restates and continues, effective __________________________ (the "Effective Date"). originally established on _____________________1991 (the "Original Plan"), in the form of the Investors Research Fund,Inc. Master Self-Employed Retirement Plan (as amended and restated effective for Plan Years beginning after December 31, 1986).

     The Employer and each Participant named herein, acknowledge receipt of a current prospectus of Investors Research Fund, Inc., in addition to a copy of the Plan.

     Capitalized terms in this Adoption Agreement are defined in the Plan. The Plan and this Adoption Agreement shall be read and construed together.

     1. The Employer

          (a)  Name of Adopting Employer: ______________________________________

               Nature of business:  ____________________________________________
               The Adopting Employer is [ ] a sole proprietor, or [ ] a partnership.
               Business   address:    __________________________________________
               Adopting Employer's federal tax ID no. _____________________ Fiscal year end (if not December 31) ____________________________

          (b) List each other employer that must be aggregated with the Adopting Employer under Code sections 414(b), (c), (m) or (o).

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     (Note:  The Plan must cover all employees of the Adopting  Employer and any other related employer under Code sections 414(b), (c), (m), or (o), that have met the eligibility requirements specified in Item 2. below.

     FOR ALL PURPOSES OF THE PLAN, ALL EMPLOYEES OF THE ADOPTING EMPLOYER AND ANY OTHER

     RELATED EMPLOYER SHALL BE TREATED AS EMPLOYED BY THE ADOPTING EMPLOYER.)

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     2.   Eligibility Requirements
          Each Employee will be eligible to participate in this Plan in accordance with Article III of the Plan, except the following:

          (a) [ ] Employees who have not completed _____Year(s) of Service. (The required number of Years of Service must be a whole number. No more than 1 year of Service may be required; except that if
               Item 10(a) (full and immediate vesting) is elected, the required number of Years of Service may be no more than 2.)

          (b)  [ ] Employees who have not attained age_____(not greater than age
               21).

          (c) [ ] Employees included in a unit of employees covered by collective bargaining agreement between the Employer and employee representatives, if retirement benefits were the subject of good faith bargaining and if 2 percent or less of the employees of the Employer who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9(g) of the proposed regulations. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.

          (d)  [ ] Employees who are  nonresident  aliens (within the meaning of section 7701(b)(1)(B) and who receive no earned income (within the meaning of section 911(d)(2) from the Employer which constitutes income from sources within the United States (within the meaning of section 861(a)(3)).

          (e) [ ] Employees who terminate employment during the Plan Year with not more than 500 Hours of Service and who are not Employees on the last day of the Plan Year.

     3.   Compensation
          Compensation  will  mean  all  of  each   Participant's   Section  415
          safe-harbor compensation (as that term is defined in Section 4.5(b) of the Plan).

          (a) Which is actually paid to the Participant during [ ] the Plan Year.
               [ ] the calendar year ending with or within the Plan Year.

          (b)  Compensation
               [ ] shall include
               [ ] shall not include

          Employer contributions made pursuant to a salary reduction agreement which are not includable in the gross income of the Employee under Sections 125.402(a)(8), 402(h) or 403(b) of the Code.

     4. IF THE EMPLOYER MAINTAINS OR HAS EVER MAINTAINED ANOTHER QUALIFIED PLAN IN WHICH ANY PARTICIPANT IN THIS PLAN IS (OR WAS) A PARTICIPANT OR COULD POSSIBLY BECOME A PARTICIPANT, THE EMPLOYER MUST COMPLETE THIS SECTION 4. THE EMPLOYER MUST ALSO COMPLETE THIS SECTION IF IT MAINTAINS A WELFARE BENEFIT FUND, AS DEFINED IN SECTION 419(e) OF THE CODE, OR AN INDIVIDUAL MEDICAL ACCOUNT, AS DEFINED IN SECTION 415(1)(2) OF THE CODE, UNDER WHICH AMOUNTS ARE TREATED AS ANNUAL ADDITIONS WITH RESPECT TO ANY PARTICIPANT IN THIS PLAN.

          (a) [ ] If the Participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan, the provisions of Section 4.4(b) of the Plan will apply.

          (b) [ ] If the Participant is, or has ever been, a Participant in a defined benefit plan maintained by the Employer.

                 ============================================================
                 ============================================================

     5.   The term "Plan Year" shall mean:
          The 12-consecutive month period which ends on each ____________, and each anniversary thereof.

          (Note: You may not elect a Plan Year which ends in a day other than the last day of a calendar month.)

     6. Employee contributions are prohibited for Plan Years beginning after the Plan Year in which this Plan, as amended, is adopted by the Employer. Special rules apply with respect to Employer contributions made during Plan Years which began after December 31, 1986. See
          Section 4.6 of the Plan.

     7. (a) [ ] The limitation year is the 12-consecutive month period which ends on each ___________.
          (b)  [ ] The limitation year is the Plan Year.

     8.   For each Participant, "Normal Retirement Age" shall be:
          (a)  [ ] Age ____(not to exceed 65).
          (b) The later of age _____(not to exceed 65) or the _____(not to exceed 5th) anniversary of the "participation commencement date." The "participation commencement date" is the first day of the first Plan Year in which the Participant commenced participation in the Plan.

     9.   The  Employer's  annual  contribution,  subject to the  limitations of
          Section 4.4 of the Plan, shall be:

          (a)  [ ] An amount determined by resolution of the Employer.
          (b) [ ] _____percent (not to exceed 15) of the total Compensation of all Participants for the Plan Year in question.
          (c)  [ ] Contributions on behalf of disabled Participants:

          The Employer_____will_____will not make contributions on behalf of disabled Participants on the basis of the Compensation each such Participant would have received for the Plan Year in question if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled. Such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made.

     10.  Vesting Schedule
          A participant's Account shall become vested, i.e. nonforfeitable upon his or her termination of employment for reasons other than death, disability or attainment of Normal Retirement Age (in 7.1 of the Plan):

          (a)  [ ] Participants' Accounts will be immediately and fully vested.

          (b) [ ] The nonforfeitable interest of each Participant in her or her Account (to the extent attributable to Employer contributions) shall be determined on the following basis: [ ] 100 percent vesting after_____(not to exceed 3, except that if the required number of Years of Service under 2(a) is 2, then the number of Years of Service for 100 percent vesting cannot exceed (2) Years of Service.

               or,

               [ ] _____percent (not less than 20) vesting after 2 years of service; [ ] _____percent (not less than 40) vesting after 3 years of service; [ ] _____percent (not less than 60) vesting after 4 years of service; [ ] _____percent (not less than 80) vesting after 5 years of service; [ ] 100 percent vesting after 6 years of service.

          (c) All of an Employee's Years of Service with the Employer shall be counted for purposes of determining her or her nonforfeitable percentage in the Employee's Account (to the extent derived from Employer contributions) except that the following Years of Service shall be disregarded:

               [ ] Years of Service before the Employer adopted this Plan or a predecessor plan:
               [ ] Years of Service before the Employee attained age 18.

     11.  Integration with Social Security
          This Plan may not provide for permitted disparity if the Employer maintains any other plan that disparity and benefits to any of the same participants.

          (a)  [  ]  (Optional)   Allocation  of  Employer   contributions   and
               forfeitures, if any, shall be integrated with benefits under the Social Security Act (see Section 4.3 of the Plan).

         (b)   [ ] The integration level is equal to:
               [ ] Taxable wage base
               [ ] $________(a dollar amount less than the taxable wage base)
               [ ] _____percent of taxable wage base (not to exceed 100 percent)

     12.  Present Value. Top-Heavy Ratio

          (a) [ ] For purposes of determining the top-heavy ratio, the present value of accrued benefits under a defined benefit pension plan shall be discounted for mortality and interest based on the following:
               Interest rate:____percent
               Mortality Table:_______________

          (b) [ ] Not Applicable. Employer has never maintained one or more defined benefits plans.

     13.  Simplified Definition of Highly Compensated Employee
          [ ] The  simplified  definition  of  Highly  Compensated  Employee  in
          Section 2.10(g) of the Plan for Employers that maintain significant business activities (and employ employees) in at least two significantly separate geographic areas will apply.

     14.  Appointment of Custodian and Accounting and Reporting Agent
          (a) The Employer appoints Investors Fiduciary Trust Company, or its successor, as Custodian under the Plan.
          (b) The Employer appoints DST Systems, Inc. to serve as Accounting and Reporting Agent, in accordance with the Agreement, which is incorporated by reference, effective upon acceptance by DST Systems. DST Systems will furnish accounting and reporting services.

          (c) The fee schedules for the Custodian and the Accounting and Reporting Agent are attached hereto as Schedule "C", and are incorporated herein. Fees may be changed upon notice to the Employer.

     15.  Adoption of the Plan.

          Adopted this ______day of ______________________, 19___.

          ---------------------------------------------------------
          (Signature of Employer if Sole Proprietor)

          ---------------------------------------------------------
          (Signature of Partner if Partnership)

     16.  RELIANCE ON OPINION LETTER
          An Employer who has maintained or who later adopts any plan (including a welfare benefit fund as defined in Section 419(e) of the Code, which provides post-retirement medical benefits allocated to separate accounts for key employees, as defined in section 419A(d)(3) of the Code or an individual medical account, as defined in section 415(I)(2) of the Code) in addition to this Plan may not rely on the opinion letter issued by the National Office of the Internal Revenue Service that this Plan is qualified under Section 401 of the Internal Revenue Code. If the Employer who adopts or maintains multiple plans wishes to obtain reliance that his or her plan(s) are qualified, application for a determination letter should be made to the appropriate Key District Director of Internal Revenue.

          This Adoption Agreement may be used only with the Basic Plan Document No. O1.

          Failure to properly fill out this Adoption Agreement may result in disqualification of the Plan. Investors Research Fund, Inc., the Sponsoring Organization, will inform the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the plan.

     The name, address and telephone number of the Sponsoring Organization's authorized representative is:

                           Hugh J. Haferkamp, Esq.
                           1335 State Street
                           Santa Barbara, California 93101
                           (805) 963-0538

     17. Custodian and Accounting and Reporting Agent Acceptance DST Systems, Inc. will act as Accounting and Reporting Agent, and Investors
          Fiduciary Trust Co. (IFTC) will act as Custodian of your Plan. Acceptance by Investors Fiduciary Trust Company of its appointment as Custodian and the establishment of the Custodian Account shall be effective upon its receipt of the Employer's initial contribution. The receipt of your confirmation statement from DST Systems, Inc. will serve as your confirmation of its acceptance. You will not receive an executed copy of this Adoption Agreement. The Custodian's fees may be deducted from each Participant's account.

     18.  Payment and Mailing Instructions

          Mail the following to:

          DST  Systems, Inc.,
          Post Office Box 958,
          Kansas City, Missouri 64141:

          (a) Account application along with completed and signed Adoption Agreement; and (b) Initial contribution check made payable to Investors Research Fund, Inc.

     FOR  DEALER ONLY (Please type or print):

     -----------------------------------------------


     Dealer's Name

     By:____________________________________________

     Authorized Signature of Dealer

     -----------------------------------------------

     Representative's Name

     -----------------------------------------------

     Branch Office

                                   SCHEDULE A

The following information must be completed by each Participant under the Plan:

     The named Participant hereby designates the person(s) named below as his or her Beneficiary to receive any benefits from his or her Account which may become due at or after his or her death according to the terms and conditions of the Plan. If more than one person is named, any payments will be paid in equal shares to each of the designated persons, survivor or survivors as shall then be living, or if none, pursuant to the terms of the Plan.

     Each Participant reserves the right to change or revoke the beneficiary designation without notice to any Beneficiary, except that his or her spouse's consent shall be required if the spouse is eliminated as primary Beneficiary.

     A.  Name of Participant____________________________________________________

         Address________________________________________________________________

         City_______________________________State______Zip Code_________________

     B.  Social Security Number_________________________________________________

     C.  Date of Birth (Month) __________________(Day)____________(Year)________

     D.  Primary Beneficiary (Relationship)______________(Date of Birth)________

         Address________________________________________________________________

         City______________________________State______Zip Code__________________

     E.  Contingent Beneficiary (Relationship)___________(Date of Birth)________

         Address________________________________________________________________

         City_______________________________State______Zip Code_________________

     F.  Signature of Participant_______________________________________________

     G.   Signature    of     Participant's     Spouse,     if    not    Primary
          Beneficiary*__________________________________________________________

          *Spousal consent must be witnessed by a Plan representative or Notary Public.

         ---------------------------              ------------------------------
         Name of Plan Representative              Signature

         (Please print)

         ---------------------------              ------------------------------
         Relationship to Plan                     Date

         Subscribed and sworn to before me on __________________________________

         [SEAL]

                          INVESTORS RESEARCH FUND, INC.

                      MASTER SELF-EMPLOYED RETIREMENT PLAN

                           Basic Plan Document No. 01

   (As Amended and Restated for Plan Years Beginning After December 31, 1986)



                             ARTICLE 1. INTRODUCTION

     The Employer has adopted the Investors Research Fund, Inc. Self-Employed Retirement Plan (the "Plan"), as of the date specified in the Adoption Agreement. The Plan is intended to qualify as a profit-sharing plan under
Section 401(a), et seq. of the Code. The Plan shall be for the exclusive benefit of the Participants and their Beneficiaries.

     The Employer shall have the sole authority and control respecting manage ment and administration of the Plan. The Employer shall be the "named fiduciary" under the Plan for purposes of Title I of ERISA.

     The Plan is a master profit-sharing plan and is made available by Investors Research Fund, Inc. (the "Sponsoring Organization") for adoption by employers. The Custodial Account is established as part of the Plan for the joint use of all adopting employers.

     The Plan consists of two separate documents, the basic Plan document and the Adoption Agreement.

                             ARTICLE 2. DEFINITIONS

     As used in this Plan, the following terms shall have the meanings specified below, unless a different meaning is clearly required by the context:

     2.1. Account
     "Account" shall mean each separate account maintained for a Participant under the Plan, collectively or singly, as the context requires. Accounts shall be credited with contributions, credited or debited with investment gains or losses and charged for distributions as provided elsewhere in the Plan. The Plan Administrator may create special types of Accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

     2.2. Beneficiary
     "Beneficiary" shall mean the person or entity entitled to receive a Participant's Account on his or her death. The surviving spouse of the Participant, or if there is no surviving spouse, the Participant's estate, shall be his or her Beneficiary unless the Participant designates another person or entity as Beneficiary and his or her spouse consents to the designation.

     2.3. Break in Service
     "Break in Service" shall mean a Plan Year during which an Employee does not complete more than 500 Hours of Service with the Employer. See Sections 3.2 and
7.5 for special rules concerning crediting an Employee's pre- and post-Break in Service employment for purposes of determining the Employee's eligibility to participate and vested percentage under the Plan.

     2.4. Code
     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.5. Compensation

          (a) "Compensation" shall mean all of each Participant's "Section 415 safe-harbor compensation" (as that term is defined in Section 4.5(b) of the Plan). Compensation shall include only that Compensation which is actually paid to the Participant during the determination period. Except as provided elsewhere in this Plan, the applicable period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the applicable period shall be the Plan Year. For self-employed individuals, Compensation shall mean Earned Income.

          (b) The Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed Two Hundred Thousand Dollars ($200,000), as adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If the period for determining compensation used in calculating an employee's allocation for a determination period is a short plan year (i.e. shorter than 12 months), the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by the fraction, the numerator of which is the number of months in the short plan year, and the denominator of which is 12. In determining the Compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the Plan Year. If, as a result of the application of such rules, the adjusted Two Hundred Thousand Dollars ($200,000) limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if the Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

          (c) Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

          (d) If Compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period, the Compensation for such prior year is subject to the applicable annual compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual compensation limit is $200,000.

     2.6. Custodial Account
     "Custodial Account" shall mean the account established under Section 401(f) of the Code pursuant to a separate written agreement between the Sponsoring Organization and the Custodian.

     2.7. Custodian
     "Custodian" shall mean Investors Fiduciary Trust Company ("IFTC") or its successors.

     2.8. Disability
     "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The permanence and degree of such impairment shall be supported by medical evidence. If elected by the Employer in the Adoption Agreement, nonforfeitable contributions will be made to the Plan on behalf of each disabled Participant who is not a Highly Compensated Employee.

     2.9. Earned Income
     "Earned Income" shall mean the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under
Section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

     2.10. Employee
     "Employee" shall mean any employee, Owner-Employee, or partner of the Employer maintaining the Plan or of any other employer required to be aggregated with such Employer under Sections 414(b), (c), (m) or (o) of the Code. To the extent required by Code Sections 414(n) and 414(o), Leased Employees shall be deemed to be an Employee.

     2.11. Employer

          (a) Adopting Employer: The sole proprietorship or partnership as the case may be, which is indicated on the Adoption Agreement, and any successor entity which continues the Plan.

          (b) Non-Adopting Employers: Companies that have not adopted the Plan but which are required to be aggregated with the Adopting Employer under section 414(b), (c), (m) or (o) of the Code.

          (c) All Employees of adopting and non-adopting Employers shall be treated as employed by a single company for all Plan purposes, including Service crediting.

          (d) In contexts in which actions are required or permitted to be taken or notice is to be given, the Employer shall mean the Adopting Employer or any successor company.

     2.12. Highly Compensated Employee
     "Highly Compensated Employee" shall include Highly Compensated Active Employees and Highly Compensated Former Employees.

          (a) A Highly Compensated Active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (I) received Compensation from the Employer in excess of Seventy- five Thousand Dollars ($75,000) (as adjusted pursuant to Section 415(d) of the Code); (ii) received Compensation from the Employer in excess of Fifty Thousand Dollars ($50,000) (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or, (iii) was an officer of the Employer and received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (I) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the one hundred (100) employees who received the most Compensation from the Employer during the determination year; and (ii) employees who are five percent (5%) owners at any time during the look-back year or determination year.

          (b) If no officer has satisfied the Compensation requirement of (iii), above, during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

          (c) For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

          (d) A Highly Compensated Former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated Active Employee for either the separation year or any determination year ending on or after the Employee's fifty-fifth (55th) birthday.

          (e) If an Employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an Active or Former Employee or a Highly Compensated Employee who is one of the ten (10) most highly compensated employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the five (5) percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and five percent (5%) owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants or descendants.

          (f) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) employees, the number of employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

          (g) If elected by the Employer in the Adoption Agreement, the preceding paragraph will be modified by substituting $50,000 for $75,000 in
     (a)(I) and by disregarding (a)(ii). This simplified definition of Highly Compensated Employee will apply only to Employers that maintain significant business activities (and employ employees) in at least two significantly separate geographic areas.

     2.13. Hour of Service
     "Hour of Service" shall mean:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

          (b) Each hour for which an Employee is paid or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than five hundred one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference; and

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

          (d) Hours of Service shall be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code), of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder.

          (e) Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) of the Code, or Section 414(o) and the regulations thereunder.

          (f) Solely for purposes of determining whether a Break in Service, as defined in Section 2.3, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service, credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or in all other cases, in the following computation period.

     2.14. Leased Employee
     Leased Employee shall mean any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the Employer.

          (a) Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

          (b) A Leased Employee shall not be considered an employee of the recipient if: (1) such employee is covered by a money purchase pension plan providing: (A) a nonintegrated employer contribution rate of at least ten
     (10) percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (B) immediate participation, and (C) full and immediate vesting, and (2) Leased Employees do not constitute more than twenty percent (20%) of the recipient's non highly compensated work force.

     2.15. Normal Retirement Age
     "Normal Retirement Age" shall mean the age selected in the Adoption Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

     2.16. Owner-Employee
     "Owner-Employee" shall mean an individual who is (a) a sole proprietor,  or
(b) a partner who owns more than ten (10) percent of either the capital interest or profits interest of the partnership.

     2.17 Participant
     "Participant" shall mean each Employee who has met the eligibility require ments as specified in the Adoption Agreement, and who has become a participant of the Plan in accordance with Article 3 of this Plan.

     2.18. Plan Administrator
     "Plan Administrator" shall mean the Employer.

     2.19. Plan Year
     The "Plan Year" is the twelve (12)-consecutive month period designated by the Employer in the Adoption Agreement.

     2.20. Self-Employed Individual
     "Self-Employed Individual" shall mean an individual who has Earned Income for the Plan Year in question from the trade or business with respect to which the Plan is established; the term shall also include an individual who would have had Earned Income but for the fact that the trade or business had no net profits for such year.

     2.21. Year of Service
     "Year of Service" shall mean a twelve (12)-consecutive month period (computation period) during which the Employee completes at least one thousand (1,000) Hours of Service. See Sections 3.2 and 7.5 which set forth special rules for determining Years of Service for purposes of eligibility and vesting, respectively.

                       ARTICLE 3. ELIGIBILITY REQUIREMENTS

     3.1. Participation
     Every Employee who has met the eligibility requirements as stated in the Adoption Agreement on or before the Effective Date of this Plan shall become a Participant as of the Effective Date, and every other Employee shall become a Participant as of the first day of the calendar month next following the calendar month in which he or she meets the eligibility requirements as stated in the Adoption Agreement.

     3.2. Eligibility Computation Periods

          (a) For purposes of determining Years of Service and Breaks in Service for purposes of eligibility, the initial eligibility computation period is the twelve (12)- consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer (employment commencement date). The succeeding twelve (12)-consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employee's employment commence ment date regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service during the initial eligibility computation period. An employee who is credited with 1,000 hours of service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.

          (b) Years of Service and Breaks in Service will be measured on the same eligibility computation period.

          (c) All Years of Service with the Employer are counted toward eligibility except the following:

               (1) If an Employee has a one (1)-year Break in Service before satisfying the Plan's requirement for eligibility, service before such break will not be taken into account. (The above provision is only permitted if the Plan provides one hundred percent (100%) vesting after an Employee completes two (2) Years of Service.)

               (2) In the case of a Participant who does not have any nonforfeitable right to his or her Account balance derived from
          Employer contributions, Years of Service before a period of consecutive one (1) year Breaks in Service will not be taken into account in computing eligibility service if the number of consecutive one (1)-year Breaks in Service in such period equals or exceeds the greater of five (5) of the aggregate number of Years of Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior Breaks in Service.

               (3) If a Participant's Years of Service are disregarded pursuant to the preceding paragraph, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Service may not be disregarded pursuant to the preceding paragraph, such Participant shall continue to participate in the Plan, or, if terminated, shall participate immediately upon reemployment. (d) In the event a Participant is no longer a member of an eligible class of employees and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate immediately upon returning to an eligible class of employees. If such Participant incurs a Break in Service, eligibility will be determined under the Break in Service rules of the Plan. In the event an Employee who is not a member of an eligible class of employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

     3.3. Special Rule for Owner-Employees

               (a) If this Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Plan and the plan established with respect to such other trades or businesses must, when looked at as a single plan, satisfy Section 401(a) and (d) of the Code with respect to the Employees of this and all such other trades or businesses.

               (b) If this Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of each such other trade or business must be included in a plan which satisfies Section 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for such Owner-Employees under this Plan.

               (c) If an  individual is covered as an  Owner-Employee  under the plans of two or more trades or businesses which he does not control and such individual controls a trade or business, then the contributions or benefits of the Employees under the plan of the trade or business which he does control must be as favorable as those provided for him under the most favorable plan of the trade or business which he does not control.

               (d) For purposes of the preceding paragraphs,  an Owner-Employee, or two or more Owner-Employees, shall be considered to control a trade or business if such Owner-Employee, or such two or more Owner-Employees together:

                    (1) own the entire  interest in an  unincorporated  trade or business, or

                    (2) in the  case  of a  partnership,  own  more  than  fifty percent (50%) of either the capital interest or the profits interest in such partnership. For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such
               Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

                        ARTICLE 4. EMPLOYER CONTRIBUTIONS

     4.1. Employer Contributions
     The Employer intends to make recurring and substantial contributions to the Plan. The amount of the Employer's contributions to the Plan shall be discretionary, to be determined by the Employer. Employer contributions are not limited to the Employer's current or accumulated profits.

     4.2. Allocation of Employer Contributions and Forfeitures
     Employer contributions and forfeitures, if any, will be allocated to each Participant who either completes 500 hours of service during the Plan Year or who is employed on the last day of the Plan Year in the ratio that such Participant's Compensation bears to the Compensation of all Participants. (See
Section 4.3 for special allocation rules where the Employer has elected in the Adoption Agreement to properly integrate Plan benefits with Social Security.)

     4.3. Permitted Disparity
     This plan may not provide for permitted disparity if the employer maintains any other plan that provides for permitted disparity and benefits any of the same participants.

          (a) Employer contributions for the Plan Year plus any forfeitures will be allocated to Participants' Accounts as follows:

               STEP ONE: Contributions and forfeitures will be allocated to each Participant's Account in the ratio that each Participant's total Compensation bears to all Participants' total Compensation, but not in excess of three percent (3%) of each Participant's Compensation.

               STEP TWO: Any contributions and forfeitures remaining after the allocation in Step One will be allocated to each Participant's Account in the ratio that each Participant's Compensation for the Plan Year in excess of the "integration level" bears to the excess Compensation of all Participants, but not in excess of three percent (3%).

               STEP THREE: Any contributions and forfeitures remaining after the allocation in Step Two will be allocated to each Participant's Account in the ratio that the sum of each Participant's total Compensation and Compensation in excess of the integration level bears to the sum of all Participants' total Compensation and Compensation in excess of the integration level, but not in excess of the "profit sharing maximum disparity rate."

               STEP FOUR: Any remaining Employer contributions or forfeitures will be allocated to each Participant's Account in the ratio that each Participant's total Compensation for the Plan Year bears to all Participants' total Compensation for that year.

          (b) The "integration level" shall be equal to the taxable wage base or such lesser amount elected by the Employer in the Adoption Agreement. The taxable wage base is the contribution and benefit base in effect under section 230 of the Social Security Act at the beginning of the Plan Year.

          (c) Compensation shall mean compensation as defined in section 2.5 of the Plan.

          (d) The "maximum profit-sharing disparity rate" is equal to the lesser of:

               (1) two and seven-tenths percent (2.7%), or

               (2) the applicable percentage determined in accordance with the table below:

If the Integration Level
                                                             the applicable
is more than             but not more than                   percentage is
   $0                           X*                                2.7%
X* of TWB                  80% of TWB                             1.3%
80% of TWB                     Y**                                2.4%

*X = the greater of $10,000 or 20% of the TWB
**Y = any amount more than 80% of the TWB but less than 100% of the TWB

(If the integration level used is equal to the taxable wage base, the applicable percentage is 2.7%.)

     4.4. Limitations on Allocations

          (a) If the Participant does not participate in, and has never Participated in another qualified plan or a welfare benefit fund as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an "annual addition" as defined in Section 4.5, below, the amount of annual additions which may be credited to the Participant's Account for any limitation year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the annual additions for the limitation year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced as follows so that the annual additions for the limitation year will equal the maximum permissible amount:

               (1) Prior to determining the Participant's actual Compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the limitation year, uniformly determined for all Participants similarly situated.

               (2) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for each Participant for the limitation year in question shall be determined on the basis of the Participant's Compensation for such year.

               (3) If pursuant to subparagraph (2), above, or as a result of the allocation of forfeitures, if any, there is an excess amount, the excess amount shall be disposed of as follows:

                    (A) any nondeductible voluntary employee  contributions,  to the extent they would reduce the excess amount, shall be returned to the Participant;

                    (B) if after the application of subparagraph  (A), an excess amount still exists, and the Participant is covered by the Plan at the end of the limitation year in question, the excess amount in the Participant's Account shall be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next limitation year, and each succeeding limitation year if necessary;

                    (C) if after the application of subparagraph  (A), an excess amount still exists, and the Participant is not covered by the Plan at the end of the limitation year in question, the excess amount shall be held unallocated in a suspense account and shall be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Participants in the next limitation year, and each succeeding limitation year if necessary;

                    (D) if a  suspense  account  is in  existence  at  any  time pursuant to this Section 4.3, it shall not participate in any allocation of the Plan's investment gains and losses. If a suspense account is in existence at any time during a particular limitation year, all amounts in the suspense account must be allocated and reallocated to participants' accounts before any employer or any employee contributions may be made to the plan for that limitation year. Excess amounts may not be distributed to participants or former participants.

          (b) This subparagraph (b) shall apply if, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, or a welfare benefit fund as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account as defined in Section 415(1)(2) of the Code, maintained by the Employer, which provides an annual addition as defined in Section 4.5, below, during any limitation year. The annual additions which may be credited to a Participant's Account under this Plan for any such limitation year shall not exceed the maximum permissible amount reduced by the annual additions credited to a Participant's Account under such other plans and welfare benefit funds for the same limitation year. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds are less than the maximum permissible amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the annual additions for the limitation year to exceed this limitation, then the amount contributed or allocated shall be reduced as follows so that the annual additions under all such plans and funds for the limitation year in question shall equal the maximum permissible amount. If the annual additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum permissible amount, no amount shall be contributed or allocated to the Participant's Account under this Plan for such limitation year:

               (1) Prior to determining the Participant's actual Compensation for the limitation year, the Employer may determine the maximum permissible amount for a Participant in the manner described in
          Section 4.4(a)(1).

               (2) As soon as is administratively feasible after the end of the limitation year, the maximum permissible amount for the limitation year shall be determined on the basis of the Participant's actual Compensation for the limitation year.

               (3) If a Participant's annual additions under this Plan and such other plans would result in an excess amount for a limitation year, the excess amount shall be deemed to consist of the annual additions last allocated, except that annual additions attributable to a welfare benefit fund or individual medical account shall be deemed to have been allocated first regardless of the actual allocation date.

               (4) If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of:

                    (A) the total excess amount allocated as of such date, times

                    (B) the ratio of (i) the annual  additions  allocated to the
               Participant for the limitation year as of such date under this Plan, to (ii) the total annual additions allocated to the Participant for the limitation year as of such date under this and all the other qualified master or prototype defined contribution plans.

               (5) Any excess amount attributed to this Plan will be disposed of in the manner described in subparagraph (a)(3), above.

          (c) If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a master or prototype plan, annual additions which may be credited to the Participant's Account under this Plan for any limitation year shall be limited in accordance with subsection (b) as though the other plan were a master or prototype plan.

          (d) If the Employer maintains, or at anytime has maintained, a qualified defined benefit plan covering any Participant in this Plan, the "annual additions" which may be credited to the Participant's Account under this Plan for any limitation year shall be limited, so that the sum of the Participant's defined benefit plan fraction and defined contribution fraction shall not exceed 1.0 in any limitation year.

     4.5. Definitions
     Terms used in this Article shall have the following meaning:

          (a) Annual  Additions
          The sum of the following amounts credited to a Participant's Account for the limitation year in question:

               (1) Employer contributions;

               (2) Employee contributions;

               (3) forfeitures; and

               (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer, are treated as annual additions to a defined contribution plan. For this purpose, any excess amount applied under Sections 4.3(a)(3) or (b)(5) in the limitation year to reduce Employer contributions will be considered an annual addition for such limitation year.

          (b)  Compensation
          A Participant's wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimburse ments or other expense allowances under a nonaccountable plan (as described in 1.62-(c)), and excluding the following:

               (1) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

               (2) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

               (4) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Internal Revenue Code (whether or not the contributions are actually excludable from the gross income of the Employee). For any self-employed individual, compensation will mean Earned Income. For purposes of applying the limitations of this Article, compensation for a limitation year is the compensation actually paid or made available in gross income during such limitation year. Notwithstanding the preceding sentence, compensation for a Participant who is permanently and totally disabled (as defined in
          Section 22(e)(3) of the Internal Revenue Code) shall mean the Compensation such Participant would have received for the limitation year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee, and contributions made on behalf of such Participant are nonforfeitable when made.

          (c) Defined Benefit Fraction
          A fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined for the limitation year in question under Sections 415(b) and (d) of the Code or one hundred forty percent (140%) of the highest average compensation, including any adjustments under Section 415(b) of the Code. Not withstanding, if the Participant was a participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all limitation years beginning before January l, 1987.

          (d) Defined Contribution Dollar Limitation
          Thirty Thousand Dollars ($30,000) or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the limitation year in question.

          (e) Defined Contribution Fraction
          A fraction, the numerator of which is the sum of the annual additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior limitation years (including the annual additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any limitation year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under
     Section 415(c)(1)(A) of the Code, or thirty-five percent (35%) of the Participant's Compensation for such year. Notwithstanding, if the Employee was a Participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (A) the excess of the sum of the fractions over 1.0 times (B) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January l, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987. The annual addition for any limitation year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as annual additions.

          (f) Employer
          For purposes of this Article, Employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in
     Section 414(m)), of which the adopting Employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

          (g) Excess Amount
          The excess of the Participant's annual additions for the limitation year over the maximum permissible amount.

          (h) Highest Average Compensation
          The average Compensation for the three (3) consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer for purposes of this subsection (h) is the Plan Year.

          (I) Master or Prototype Plan
          A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

          (j) Maximum Permissible Amount
          The maximum annual addition that may be contributed or allocated to a Participant's Account under the Plan for any limitation year shall not exceed the lesser of:

               (1) the defined contribution dollar limitation, or

               (2) twenty-five percent (25%) of the Participant's Compensation for the limitation year. The compensation limitation referred to in
          (2) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419(A)(f)(2) of the Code) which is otherwise treated as an annual addition under Section 415(1)(1) or 419(A)(d)(2) of the Code. If a short limitation year is created because of an amendment changing the limitation year to a different 12 consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction: Number of months in the short limitation year 12

          (k) Projected Annual Benefit
          The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the Plan assuming:

               (1)  the  Participant  will  continue   employment  until  Normal
          Retirement Age under the Plan (or current age, if later), and

               (2) the Participant's Compensation for the current limitation year and all other relevant factors used to determine benefits under the Plan will remain constant for all future limitation years.

          (l) Limitation Year
          The limitation year shall be the calendar year, or the 12 consecutive month period elected by the Employer in section 7 of the Adoption Agreement. All qualified plans maintained by the Employer must use the same limitation year. If the limitation year is amended to a different 12 consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

     4.6. Voluntary Contributions By Participants

          (a) This Plan will not accept nondeductible Employee contributions and Employer matching contributions for Plan Years beginning after the Plan Year in which this Plan, as amended, is adopted by the Employer. Employee contributions for Plan Years beginning after December 31, 1986, if any, together with any matching contributions as defined in Section 401(m) of the Code, will be limited so as to meet the nondiscrimination test of Code
     Section 401(m).

          (b)  The  account   balance   derived  from   nondeductible   Employee
     contributions is the Employee's total account balance multiplied by a fraction, the numerator of which is the total amount of nondeductible Employee contributions less withdrawals and the denominator of which is the sum of the numerator and the total contributions made by the Employer on behalf of the Employee less withdrawals. For this purpose, contributions include contributed amounts used to provide ancillary benefits and withdrawals include only amounts distributed to the Employee and do not reflect the cost of any death benefits.

          (c) The Plan Administrator will not accept deductible Employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate Account which will be nonforfeitable at all times. The Account shall share in the gains and losses of the Plan. No part of the deductible Employer contribution account may be used to purchase life insurance. Subject to Section 6.1, Joint and Survivor Annuity require ments (if applicable), the Participant may withdraw any part of his or her Employee contributions by making a written application to the Plan Administrator.

     4.7. Limitations Based on Age Not Permitted
     Allocation  of  Employer   contributions   or  forfeitures   shall  not  be
discontinued or decreased because of the Participant's attainment of any age.

                      ARTICLE 5. DISTRIBUTION REQUIREMENTS

     Except as otherwise provided in Article 6, Joint and Survivor Annuity Requirements, the requirements of this Article shall apply to any distribution of a Participant's Account. Unless otherwise specified, the provisions of this
Article 5 apply to calendar years beginning after December 31, 1984. All distributions required under this Article shall be determined and made in accordance with the proposed regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9).2 of the proposed regulations.

     5.1. Required Beginning Date
     The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date.

          (a) General Rule
          The required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 ).

          (b) Transitional Rules
          The required beginning date of a Participant who attained age seventy and one-half (70) before January 1, 1988, shall be determined in accordance with (1) or (2) below.

               (1) Non-Five-percent Owners The required beginning date of a Participant who is not a five- percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age seventy and one-half (70 ) occurs.

               (2) Five-percent Owners
               The required beginning date of a Participant who is a five-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                    (i) the calendar year in which the  Participant  attains age seventy and one-half (70 ), or

                    (ii) the earlier of the  calendar  year with or within which ends the Plan Year in which the Participant becomes a five percent owner, or the calendar year in which the Participant retires. The required beginning date of a Participant who is not a five-percent owner who attains age seventy and one-half (70) during 1988 and who has not retired as of January l, 1989, is April 1, 1990.

          (c) Five-percent Owner
          A Participant is treated as a five-percent  owner for purposes of this section if such Participant is a five-percent owner as defined in Section 416(I) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty six and one-half (66 ) or any subsequent Plan Year.

          (d) Continued Distributions
          Once distributions have begun to a five-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a five-percent owner in a subsequent year.

     5.2. Limits on Distribution Periods
     As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods (or a combination thereof):

          (a) the life of the Participant,

          (b) the life of the Participant and a designated Beneficiary,

          (c) a period certain not extending beyond the life expectancy of the Participant, or

          (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

     5.3. Minimum Amounts to be Distributed
     If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the required beginning date:

          (a) If a Participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

          (b) For calendar years beginning before January l, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

          (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9).2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 4.1(a) above as the relevant divisor without regard to Proposed Regulations Section 1.401(a)(9).2.

          (d) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

          (e) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder.

     5.4. Commencement of Benefits

          (a) Subject to Section 7.3 (Restrictions on Immediate Distributions), a Participant shall be entitled to receive his or her Account, to the extent it is vested, following his or her termination of employment as an Employee. A Participant may elect, subject to the joint and survivor annuity requirements of Section 6.1, to receive distribution of his or her Account in an optional form of benefit as described in Section 5.8. Distribution of the Participant's Account shall normally be made or commence not later than 60 days following the end of the Plan Year in which the Participant terminates employment.

          (b) Unless the Participant elects otherwise, distribution of benefits will begin no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

               (1) the Participant attains age sixty-five (65) (or Normal Retirement Age, if earlier);

               (2) occurs the tenth (lOth) anniversary of the year in which the Participant commenced participation in the Plan; or

               (3) the Participant terminates service with the Employer. Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of section 7.3 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

     5.5. Death Distribution Provisions

          (a) If the Participant dies after distribution of his or her interest has commenced, the remaining portion of such interest shall continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

          (b) If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below.

               (1) If any portion of the participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

               (2) If the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the later of (A) December 31 of the calendar year immediately following the calendar year in which the Participant died and (B) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 ).

               (3) If the Participant has not made an election pursuant to this subparagraph (b) by the time of his or her death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (A) December 31 of the calendar year in which distributions would be required to begin under this section, or (B) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (c) For purposes of subparagraph (b) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of subparagraph (b), with the exception of subitem (2) therein, shall be applied as if the surviving spouse were the Participant.

          (d) For purposes of this Section 5.5, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

          (e) For the purposes of this section 5.5, distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if subparagraph (c) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to subparagraph (b) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

     5.6. Definitions

          (a) Applicable Life Expectancy
               The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

               (b) Designated Beneficiary
               The individual who is designated as the Beneficiary under the Plan in accordance with Section 2.2, above, and Section 401(a)(9) and the proposed regulations thereunder.

               (c) Distribution Calendar Year
               A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 5.5 above.

               (d) Life Expectancy
               Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of
          Section 1.72.9 of the income tax regulations. Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 5.5(b) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

               (e) Participant's Benefit

                    (1) The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                    (2) Exception for second  distribution  calendar  year.  For purposes of paragraph (1) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

     5.7. Transitional Rule

          (a) Notwithstanding the other requirements of this Article and subject to the requirements of Article 6, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a Five-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

               (1) The distribution by the Plan is one which would not have disqualified such Plan under Section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

               (2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Plan is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

               (3) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1. 1984.

               (4) The Employee had accrued a benefit under the Plan as of December 31, 1983.

               (5) The method of distribution designated by the Employer or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

          (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

          (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections 5.7(a)(1) and (5).

          (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9).2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

     5.8. Optional Form of Benefit
     Subject to the joint and survivor annuity rules of Article 6, a Participant may elect to receive payment of his or her benefit in one lump sum or in annual or more frequent installments over a period permissible under Section 5.2. above.

               ARTICLE 6. JOINT AND SURVIVOR ANNUITY REQUIREMENTS

     The provisions of this Article shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 6.6.

     6.1. Qualified Joint and Survivor Annuity
     Unless an optional form of benefit under Section 5.8 is selected pursuant to a qualified election within the ninety (90)-day period ending on the annuity starting date, a married Participant's vested Account balance will be paid in the form of a qualified joint and survivor annuity and an unmarried Participant's vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

     6.2. Qualified Preretirement Survivor Annuity
     Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date, then the Participant's vested Account balance shall be applied toward the purchase of an annuity for the life of his or her surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

     6.3. Definitions

          (a) Election Period
          The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five (35) is attained, with respect to the Account balance as of the date of separation, the election period shall begin on the date of separation.

               (1) A Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may make a special qualified election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under Section 6.4.

               (2) Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Article.

          (b) Earliest Retirement Age
          The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

          (c) Qualified Election
          A waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity. Any waiver of a qualified joint and survivor annuity or a qualified preretirement survivor annuity shall not be effective unless. (1) the Participant's spouse consents in writing to the election, (2) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficia ries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (3) the spouse's consent acknowledges the effect of the election; and (4) the spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent).

               (1)  If  it  is  established  to  the   satisfaction  of  a  Plan
          representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

               (2) Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights.

               (3) A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 6.4 below.

          (d) Qualified Joint and Survivor Annuity
          An immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's vested Account balance. The percentage of the survivor annuity under the Plan shall be fifty percent (50%).

          (e) Spouse (Surviving Spouse)
          The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in
     Section 414(p) of the Code.

          (f) Annuity Starting Date
          The first day of the first period for which an amount is paid as an annuity or any other form.

          (g) Vested Account Balance
          The aggregate value of the Participant's vested Account balances derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Article shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

     6.4. Notice Requirements

          (a) In the case of a qualified joint and survivor annuity as described in Section 6.1 of this Article, the Plan Administrator shall no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date provide each Participant a written explanation of: (1) the terms and conditions of a qualified joint and survivor annuity; (2) the Participant's right to make and the effect of an election to waive the qualified joint and survivor annuity form of benefit; (3) the rights of a Participant's spouse, and (4) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

          (b) In the case of a qualified preretirement survivor annuity as described in Section 6.2 of this Article, the Plan Administrator shall provide each Participant within the applicable period for each Participant, a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation for meeting the requirements of paragraph (a) applicable to a qualified joint and survivor annuity.

               (1) The applicable period for a Participant is whichever of the following periods ends last:

                    (A) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35);

                    (B) a reasonable period ending after the individual  becomes a Participant;

                    (C) a reasonable period ending after paragraph (c) ceases to apply to the Participant;

                    (D) a reasonable  period  ending  after this  Article  first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age thirty-five (35).

               (2) For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (B),
          (C) and (D) is the end of the two (2)-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2)-year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined. (c) Notwithstanding the other require ments of this Section 6.4, the respective notices prescribed by this section need not be given to a Participant if (1) the Plan "fully subsidizes" the costs of a qualified joint and survivor annuity or qualified preretirement survivor annuity, and (2) the Plan does not allow the Participant to waive the qualified joint and survivor annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a non-spouse Beneficiary. For purposes of this paragraph (c), a Plan fully subsidizes the costs of a benefit if no increase in cost or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

     6.5. Safe Harbor Rules

          (a) This section  applies if the following  conditions  are satisfied:
     (1) the Participant does not elect payments in the form of a life annuity; and (2) on the death of the Participant, the Participant's vested Account balance will be paid to the Participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has already consented in a manner conforming to a qualified election, then to the Participant's designated Beneficiary. The surviving spouse may elect to have distribution of the vested Account balance commence within the ninety (90) day period following the date of the Participant's death. The Account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of Account balances for other types of distributions. This Section 6.5 shall not be operative with respect to the Participant if the Plan is a direct or indirect transferee of a defined benefit plan, money purchase pension plan, a target benefit plan, stock bonus, or profit-sharing plan which is subject to the survivor annuity requirements of Section 401(a)(11) and Section 417 of the Code. If this section 6.5 is operative, then except to the extent otherwise provided in section 6.6, the other provisions of this Article shall be inoperative.

          (b) The Participant may waive the spousal death benefit described in this section at any time provided that no such waiver shall be effective unless it satisfies the conditions of section 6.3(c) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirement survivor annuity.

     6.6. Transitional Rules

          (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this Article must be given the opportunity to elect to have the prior sections of this Article apply if such Participant is credited with at least one (1) Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten (10) years of vesting service when he or she separated from service.

          (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with subsection (d) of this Article.

          (c) The respective  opportunities to elect (as described in paragraphs
     (a) and (b), above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

          (d) Any Participant who has elected pursuant to paragraph (b) of this Section and any Participant who does not elect under paragraph (a) or who meets the requirements of paragraph (a) except that such Participant does not have at least ten (10) years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

               (1) Automatic joint and survivor annuity. If benefits in the form of a life annuity become payable to a married Participant who:

                    (A) begins to receive payments under the Plan on or after Normal Retirement Age; or

                    (B) dies on or  after  Normal  Retirement  Age  while  still working for the Employer, or

                    (C) begins to  receive  payments  on or after the  qualified early retirement age; or

                    (D) separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits; then such benefits will be received under this Plan in the form of a qualified joint and survivor annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least six (6) months before the Participant attains qualified early retirement age and end not more than ninety (90) days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

               (2) Election of early survivor annuity. A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the qualified joint and survivor annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (A) the ninetieth (90th) day before the Participant attains the qualified early retirement age, or (B) the date on which Participant begins, and ends on the date the Participant terminates employment.

               (3) For purposes of this paragraph (d):

                    (A) Qualified early retirement age is the lesser of:

                         (i) the  earliest  date,  under the Plan,  on which the
                    Participant may elect to receive retirement benefits,

                         (ii) the first day of the one hundred twentieth (120th)
                    month  beginning  before  the  Participant   reaches  Normal
                    Retirement Age, or

                         (iii) the date the Participant begins participation.

                    (B) Qualified  joint and survivor  annuity is an annuity for the life of the Participant with a survivor annuity for the life of the spouse as described in Section 6.1 of this Article.

     6.7. Nontransferability of Annuities
     Any annuity contract distributed herefrom must be nontransferable.

     6.8. Conflicts with Annuity Contracts
     The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

                               ARTICLE 7. VESTING

     7.1. Vesting Rules

          (a) A Participant who terminates employment with the Employer for reasons other than retirement, death or disability shall be entitled to receive a vested interest in the value of his or her Participant Account attributable to contributions by the Employer in accordance with the vesting schedule elected by the Employer on the Adoption Agreement.

          (b) Notwithstanding the vesting schedule elected by the Employer on the Adoption Agreement, a Participant's right to his or her Account shall be nonforfeitable upon the Employee's death, disability or attainment of Normal Retirement Age, and shall also become nonforfeitable in the event of the Employer's complete discontinuance of contributions under this Plan. In the event of the termination or partial termination of the Plan, the Account balance of each affected Participant shall become nonforfeitable.

     7.2. Vesting on Distribution Before Break in Service

          (a) If an Employee terminates service, and the value of the Employee's vested Account balance derived from Employer and Employee contributions is not greater than Three Thousand Five Hundred Dollars ($3,500), the Employee will receive a distribution of the value of the entire vested portion of such Account balance and the nonvested portion will be treated as a forfeiture. For purposes of this section, if the value of an Employee's vested Account balance is zero, the Employee shall be deemed to have received a distribution of such vested Account balance. A Partici pant's vested Account balance shall not include accumulated deductible Employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January l, 1989.

          (b) If an Employee terminates service,  and elects, in accordance with
     Section 7.3, to receive the value of the Employee's vested Account balance, the nonvested portion will be treated as a forfeiture. If the Employee elects to have distributed less than the entire vested portion of the Account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer-derived Account balance.

          (c) If an Employee receives a distribution pursuant to this section and the Employee resumes employment covered under this Plan, the Employee's Employer-derived Account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five (5) consecutive one (1)-year Breaks in Service following the date of distribution. If an Employee is deemed to receive a distribution pursuant to this section, and the Employee resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive one
     (1)-year Breaks in Service, upon the reemployment of such Employee, the Employer, derived Account balance of the Employee will be restored to the amount on the date of such deemed distribution.

     7.3. Restrictions on Immediate Distributions

          (a) If the value of a Participant's vested Account balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) Three Thousand Five Hundred Dollars ($3,500), and the Account balance is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such Account balance. The consent of the Participant and the Participant's spouse shall be obtained in writing within the ninety (90)-day period ending on the "annuity starting date." The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Section 417(a)(3), and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the annuity starting date.

          (b) Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a qualified joint and survivor annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a qualified joint and survivor annuity is not required with respect to the Participant, only the Participant need consent to the distribution of an Account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant's account balance will, without the Partici pant's consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) then the Participant's account balance will be transferred, without the Participant's consent, to the other Plan if the Participant does not consent to an immediate distribution.

          (c) An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained if not deceased) the later of Normal Retirement Age or age sixty-two (62).

          (d) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested Account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

     7.4. Years of Service for Vesting Purposes
     For purposes of computing an Employee's nonforfeitable right to his or her Account balance derived from Employer contributions, Years of Service and Breaks in Service shall be measured by Plan Years.

     7.5. Vesting Break in Service Rules

          (a) In the case of a Participant who has incurred a one (1) year Break in Service, Years of Service before such break will not be taken into account until the Participant has completed a Year of Service after such Break in Service.

          (b) In the case of a Participant who has five (5) or more consecutive one (1) year Breaks in Service, the Participant's pre-break service will count in vesting of the Employer-derived Account only if either:

               (1) such Participant has any nonforfeitable interest in the Account attributable to Employer contributions at the time of his or her separation from service, or

               (2) upon returning to service, the number of consecutive one (1) year Breaks in Service is less than the number of Years of Service.

          (c) In the case of a participant who has five (5) or more consecutive one (1) year Breaks in Service, all service after such Breaks in Service will be disregarded for the purpose of vesting the Employer-derived Account that accrued before such Breaks in Service.

          (d) Separate accounts will be maintained for the Participant's pre-break and post-break Employer-derived Account balance. Both Accounts will share in the earnings and losses of the Custodial Account.

     7.6. Amendment of Vesting Schedule

          (a) If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) Years of Service (determined in accordance with Section 7.4. above) with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment or change. For participants who do not have at least one
     (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "Five (5) Years of Service" for "Three (3) Years of Service."

          (b) The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

               (1) sixty (60) days after the amendment is adopted;

               (2) sixty (60) days after the amendment becomes effective; or

               (3) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

     7.7. Amendments Affecting Accrued Benefits
     No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Account may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than this percentage computed under the Plan without regard to such amendment.

     7.8. Reinstatement of Benefit
     If a benefit is forfeited because the Participant or beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or beneficiary.

                  ARTICLE 8. MODIFICATIONS FOR TOP-HEAVY PLANS

     8.1. Application of Article
     If the Plan is or becomes top-heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article 8 will supersede any conflicting provisions in the Plan or Adoption Agreement.

     8.2. Definitions

          (a) Key Employee
          Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was:

               (1) an officer of the Employer having an annual compensation greater than fifty percent (50%) of the dollar limitation under
          Section 415(b)(1)(A) of the Code,

               (2) an owner (or considered an owner under Section 318 of the Code) of one of the ten (10) largest interests in the Employer if such individual's compensation exceeds one hundred percent (100%) of the dollar limitation under Section 415(c)(1)(A) of the Code,

               (3) a five percent (5%) owner of the Employer, or

               (4) a one percent (1%) owner of the Employer having an annual compensation from the Employer of more than One Hundred Fifty Thousand Dollars ($150,000). Annual compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code. The determination period is the Plan Year containing the determination date and the four (4) preceding Plan Years. The determination of who is a key employee will be made in accordance with Section 416(I)(1) of the Code and the regulations thereunder.

          (b) Top-Heavy Plan
          For any Plan year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

               (1) if the top-heavy ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any required aggregation group or permissive aggrega tion group of plans.

               (2) if this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds sixty percent (60%).

               (3) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top heavy ratio for the permissive aggregation group exceeds sixty percent (60%).

          (c) Top-Heavy Ratio

               (1) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has never maintained any defined benefit plan which during the five (5) year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the Account balances of all key employees as of the determination date(s) (including any part of any Account balance distributed in the five (5) year period ending on the determination date(s)), and the denominator of which is the sum of all Account balances (including any part of any account balance distributed in the five (5) year period ending on the determination date(s)), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations hereunder.

               (2) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five (5) year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employers as of the determina tion date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the five (5) year period ending on the determination date.

               (3) For purposes of (1) and (2) above, the value of Account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the twelve (12)-month period ending on the determination date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a key employee but who was a key employee, or (B) who has been credited with at least one (1) Hour of Service with any Employer maintaining the Plan at any time during the five (5)-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year. The accrued benefit of a Participant other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

          (d) Permissive Aggregation Group
          The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

          (e) Required Aggregation Group

               (1) Each qualified plan of the Employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the Plan has terminated), and

               (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

          (f) Determination Date
          For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

          (g) Valuation Date
          The date elected by the Employer in Section 7 of the Adoption Agreement as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

          (h) Present Value
          Present value shall be based only on the interest and mortality rates specified in the Adoption Agreement.

         8.3.  Minimum Allocation

          (a) Except as otherwise provided in subsection (c) and (d) below, the Employer contributions and forfeitures allocated on behalf of any Participant who is not a key employee shall not be less than the lesser of three percent (3%) of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the first Two Hundred Thousand Dollars ($200,000) of the key employee's Compensation, allocated on behalf of any key employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of

               (1) the Participant's failure to complete one thousand (1,000) Hours of Service (or any equivalent provided in the Plan), or

               (2)  the  Participant's   failure  to  make  mandatory   Employee
          contributions to the Plan, or

               (3) Compensation less than a stated amount.

          (b) For purposes of computing the minimum allocation, Compensation will mean compensation as defined in Section 2.5 of the Plan.

          (c) The provision in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

          (d) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

          (e) The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.

     8.4. Minimum Vesting Schedule
     For any Plan Year in which this Plan is top-heavy, one of the minimum vesting schedules as elected by the Employer on the Adoption Agreement will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan becomes top-heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top-heavy changes for any Plan Year. However, this section does not apply to the Participant Account balances of any Employee who does not have an Hour of Service after the Plan has initially become top-heavy and such Employee's Participant Account balance attributable to Employer contributions and forfeitures will be determined without regard to this section.

                      ARTICLE 9. AMENDMENT AND TERMINATION

     9.1. Amendment by Sponsoring Organization
     The Sponsoring Organization may amend any part of the Plan.

     9.2. Amendment by Adopting Employer

          (a) The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, and (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under
     Section 412(d) of the Code, will no longer participate in this master plan and will be considered to have an individually designed plan.

          (b) The Plan shall terminate upon the death of the Employer if the Employer is a sole proprietorship, or upon notice of the termination of the partnership if the Employer is a partnership, unless in either case provision is made by a successor to the business of the Employer for the continuation of this Plan and the attached Agreement.

     9.3. Termination of Plan

          (a) Upon the termination of the Plan, the attached Agreement and Plan, shall remain in full force and effect for whatever period is necessary to complete the distribution of all assets in each Participant Account. Such distributions shall be made as soon as administratively feasible and in such manner as specified under the provisions of Article 6. Upon the completion of such distribution, the Sponsoring Organization, and Custodian shall be relieved from all further liability with respect to all amounts so paid.

          (b) In the event of the  termination  or  partial  termination  of the
     Plan,   the  Account   balance  of  each  affected   Participant   will  be
     nonforfeitable.

          (c) In the event of a complete discontinuance of contributions under the Plan, the Account balance of each affected Participant will be nonforfeitable.

     9.4. Plan Merger
     In the event of a merger or consolidation with, or transfer of assets to any other Plan, each Participant will receive a benefit immediately after such merger, etc. (if the Plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before such merger, etc. (if the Plan had terminated).

                            ARTICLE 10. MISCELLANEOUS

     10.1. Limitation on Rights of Employees
     Neither the establishment of the Plan and the Plan Account nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, the Custodian, the Sponsoring Organization or the Accounting and Reporting Agent, except as herein provided, and in no event shall the terms of employment of any Employee or Participant be modified or in any way be affected hereby.

     10.2. Exclusive Benefit

          (a) The corpus or income of the Custodial Account may not be diverted to or used for other than the exclusive benefit of the Participants or their beneficiaries.

          (b) Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one (1) year of the contribution, upon the written request of the Employer.

          (c) In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one (1) year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

     10.3. Taxes
     Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect to the assets of the Plan, or the income arising therefrom, any transfer taxes incurred in connection with the investment and reinvestment of such assets, and all other administrative expenses incurred by the Accounting and Reporting Agent or the Custodian in the performance of their duties (including fees for legal services rendered to the Accounting and Reporting Agent or Custodian and administrative fees) shall be charged and paid as provided in the attached Adoption Agreement.

     10.4. Source of Benefit Payments
     It is a condition of this Plan, and each Employee by participating herein expressly agrees, that he shall look solely to the mutual fund shares in the Custodial Account for the payment of any benefit to which he is entitled under the Plan.

     10.5. Failure of Qualification
     If the Plan of a participating Employer fails to attain or retain its qualified status, such plan will no longer participate in this master plan and will be considered an individually designed plan. The funds of such plan will be removed from the Custodial Account as soon as administratively feasible.

     10.6. Related Companies
     If the Employer is a member of an affiliated service group (as defined in Section 414(m) of the Code), all Employees of the affiliated service group will be treated as employed by a single Employer. If the Employer maintains the Plan of a predecessor employer, service with such employer will be treated as service for the Employer.

     10.7. Loans to Participants
     Loans to Participants are not permitted under this Plan.

     10.8. Anti-alienation
     No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

     10.9. Governing Law
     This Plan and the attached Agreement shall be construed, administered, and enforced in accordance with the Code and ERISA. State law shall be applicable only to the extent it is not preempted by ERISA. To the extent that state law is applicable, the laws of the State of California shall apply.


IN WITNESS WHEREOF, this Plan has been amended and restated by INVESTORS RESEARCH FUND, INC., as of January 1, 1987.

         Sponsoring Organization
         INVESTORS RESEARCH FUND, INC.


         By ______________________________________
         Title ________________________________
         Dated ________________________________


INVESTORS RESEARCH FUND, INC.
MASTER SELF-EMPLOYED RETIREMENT PLAN

Basic Plan Document No. 01

(As Amended and Restated for Plan Years Beginning  After December 31, 1986)

This Plan was prepared by
John R. Nelson
MULLEN & HENZELL
112 East Victoria Street
Santa Barbara, California 93101
(805) 966-1501

                                   AMENDMENTS

                                  December 1994

     Pursuant to section 9.2 of the Investors Research Fund, Inc. Master Self-Employment Retirement Plan, Basic Plan Document No. 01 (As amended and Restated for Plan Years Beginning After December 31, 1986), Investors Research Fund, Inc. Hereby amends the said plan as follows:

AMENDMENT I. Article 2, Section 2.5 is hereby amended to add the following provision:

          (e) In addition to the other applicable limitations set forth in the plan, and notwithstanding any other provisions of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation for each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

          If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994 the OBRA '93 annual compensation limit is $150,000.

AMENDMENT II. Article 6, Section 6.4 is hereby amended to add the following provision:

          Section 6.4 (a)(1) If a distribution is one in which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may come less than 30 days after the notice required under section 1.411 (a) - 11 (c) of the Income Tax Regulations is given, provided that:

               (1) the plan administrator clearly informs the participants that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution portion), and

               (2) the participant, after receiving the notice, affirmatively elects a distribution.

AMENDMENT III, A new Article is hereby added to the plan document to read as follows:

          Article 11. DIRECT ROLLOVERS

          Section 11.1. This article applies to distribution made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Article, distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          Section 11.2. DEFINITIONS

          Section 11.2.1. Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancy) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          Section 11.2.2. Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distribu tee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          Section 11.2.3. Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          Section 11.2.4. Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

            INVESTORS RESEARCH FUND SECTION 403(b)(7) RETIREMENT PLAN
                         AND CUSTODIAL ACCOUNT AGREEMENT

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Account: The custodial account established and maintained under this Agreement on behalf of the Employee pursuant to Section 403(b)(7) of the Code.

     1.2 Account Holder: The Employee, or, after the death of the Employee, the Beneficiary of the Employee, or executor or administrator of the estate of the Employee entitled to direct investment of assets held in the Account.

     1.3 Agreement: The Investors Research Fund Section 403(b)(7) Retirement Plan and Custodial Account Agreement as set forth herein.

     1.4 Application: The Application for the Investors Research Fund Section 403(b)(7) Retirement Plan and Custodial Account executed by the Employee and the Custodian providing for the establishment of the Account in accordance with the terms and conditions of this Agreement.

     1.5 Beneficiary: The person or persons designated in accordance with the provisions of Article 5.6 to receive any undistributed amounts credited to the Account upon the death of the Employee.

     1.6 Code: The Internal Revenue Code of 1986, as amended, and including any regulations or rulings issued thereunder.

     1.7 Company: Investors Research Fund, in which contributions to the Account shall be invested.

     1.8 Custodian: Investors Fiduciary Trust Company or any successor thereto appointed in accordance with the provisions of Article 8, provided that such successor is either a bank or another person who satisfies the requirements of
Section 401(f)(2) of the Code.

     1.9 Disability: A determination that the Employee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.

     1.10 Employee: The individual who has executed the Application and who is employed by the Employer on a full or part-time basis or who is a former or retired employee of the Employer.

     1.11 Employer: The employer that is:

          (a) described in Section 501(c)(3) of the Code and exempt from tax under Section 501(a) of the Code; or

          (b) a State, a political subdivision of a State, or an agency or instrumentality thereof, but only with respect to employees who perform or have performed services for an educational organization described in
     Section 170(b)(1)(A)(ii) of the Code;

     and, except with respect to an Account to which no contributions other than rollovers or transfers are made, the Employer that has executed the Application.

     1.12 ERISA: The Employee Retirement Income Security Act of 1974, as amended, including any regulations issued thereunder.

     1.13 Financial Hardship: A determination that the Employee has an immediate and heavy financial need requiring a distribution from the Account. Any determination of the existence of a qualifying financial hardship on the part of the Employee and the amount required to be distributed to meet the need created by the hardship shall be made in accordance with the rules and regulations under
Section 403(b)(7) of the Code.

     1.14 Fund(s): One or more of the regulated investment companies offered by Investors Research Fund, a Delaware corporation, as available investments under this Agreement.

     1.15 Salary Reduction Agreement: The Salary Reduction Agreement described in Article 3.2.

     1.16 Salary Reduction Contribution: The amount contributed by the Employer to the Account in accordance with a Salary Reduction Agreement.

                                   ARTICLE II
                            ESTABLISHMENT OF ACCOUNT

     2.1 Purpose. This Agreement is intended to provide for the establishment and administration of an Account to receive contributions by the Employer on behalf of the Employee in accordance with Section 403(b)(7) of the Code or to receive rollover contributions or transfers from another 403(b) annuity contract or custodial account.

     2.2 Establishment of Account. The Custodian shall establish and maintain the Account for the benefit of the Employee according to the terms and conditions of this Agreement. The name, address and social security number of the Employee and Beneficiary are set forth on the Application, and it shall be the obligation of the Account Holder to notify the Custodian of any changes thereto. The Application and, if applicable, the Salary Reduction Agreement, are incorporated herein by reference. The Account will become effective upon acceptance by or on behalf of the Custodian, as evidenced by written confirmation to the Employee.

                                   ARTICLE III
                                  CONTRIBUTIONS

     3.1 Contributions. The Employer shall make Salary Reduction Contributions to the Account on behalf of the Employee in accordance with the Salary Reduction Agreement between the Employer and the Employee as described in Article 3.2, subject to the limitations of Articles 3.4, 3.5, and 3.6.

     3.2 Salary Reduction Agreement. The Salary Reduction Agreement shall be a legally binding agreement between the Employer and the Employee whereby the Employee irrevocably agrees to take a reduction in salary or to forego an increase in salary with respect to amounts earned after the agreement's effective date, and whereby the Employer agrees to contribute the amount of salary reduced or foregone by the Employee to the Account. The Employer and Employee shall not enter into more than one such Salary Reduction Agreement in any one taxable year of the Employee. The Salary Reduction Agreement may be terminated at any time by the Employee with respect to amounts not yet earned by the Employee.

     3.3 Limitations in General. The Employee shall compute and determine the maximum amount that may be contributed on behalf of the Employee in accordance with the Employee's exclusion allowance, as defined in Section 403(b)(2) of the Code, and in accordance with the applicable limitations under Section 415(c) of the Code. Neither the Custodian nor the Company shall have any liability or responsibility with respect to such computations or determinations, or for any tax imposed on any excess contributions that exceed the limitations or exclusion allowance.

     3.4 Contribution Limitations.

               (a) No amount shall be contributed on behalf of the Employee for any limitation year in excess of the applicable limitations of Section 415(c) of the Code. In the absence of a special election by the Employee under Section 415(c)(4) of the Code, the amount contributed shall not exceed the lesser of:

                    (i) $30,000 (or, if greater,  one-fourth the defined benefit plan dollar limitation in effect under Section 415(b)(1) of the Code for the limitation year); or

                    (ii) 25 percent of the Employee's  compen sation (within the meaning of Section 415(c)(3) of the Code) for the limitation year.

               (b) The term "limitation year" shall mean the calendar year, unless the Employee elects to change the limitation year to another twelve-month period by attaching a statement to his or her federal income tax return in accordance with the regulations under Section 415 of the Code. If the Employee is in control (within the meaning of Code
          Section 414(b) or (c), as modified by Code Section 415(h)) of the Employer, the limitation year shall be the same as the limitation year of the Employer under Section 415 of the Code. (c) If the Employer or any affiliated employer as described in Section 415(h) of the Code makes contributions on behalf of the Employee to any other custodial account or annuity contract described in Section 403(b) of the Code, then the contributions to such annuity contract shall be combined with the contributions to the Account for purposes of the limitations of subsection (a). If the Employee is covered by a qualified plan sponsored by an entity controlled by the Employee, then contributions to such a plan shall also be included for the purposes of the limitations of subsection (a).

     3.5 Exclusion from Gross Income. For federal tax purposes, the Employee may exclude from gross income for any taxable year the Employer contributions that are made to the Account to the extent such contributions do not exceed the Employee's exclusion allowance under Section 403(b)(2) of the Code for the taxable year.

     3.6 Excess Contributions. Any excess contributions (as defined in Section 4973(c) of the Code) that are made to the Account shall be subject to the six percent excise tax of Section 4973(a) of the Code. Neither the Custodian nor the Company shall have any duty or responsibility for determining whether any contributions to the Account are excludable from the Employee's gross income, or for assuring that any contributions to the Account do not constitute excess contributions for purposes of Code Section 4973. The disposition of excess contributions will be made in accordance with instructions from the Employer, if the Employee has not separated from service, or otherwise, from the Employee. The Employer or Employee providing such instructions is responsible for determining that they are consistent with applicable law.

     3.7 Limitation on Salary Reduction Contributions.

               (a) Employer contributions that are made to the Account pursuant to a Salary Reduction Agreement shall not exceed the amount of $9,500, or such greater amounts as may be permitted with respect to the Employee for the taxable year under Section 402(g)(5) of the Code, reduced by the aggregate amounts contributed in any calendar year at the election of the Employee to any qualified cash and deferred arrangement described in Section 401(k) of the Code, any simplified employee pension described in Section 408(k)(6) of the Code, and any eligible deferred compensation plan described in Section 457 of the Code.

               (b) Notwithstanding any provision of this Agreement to the contrary, if the Employee determines that an amount contributed during a taxable year to the Account exceeds the limitation set forth in subsection (a), and no later than March 1 of the following taxable year notifies the Custodian in writing of the excess amount the Employee has determined, then the Custodian shall distribute such excess amount, plus any income or minus any losses allocable thereto, to the Employee no later than the following April 15. The Employee shall have the sole responsibility for timely determining any excess deferrals to the Account and notifying the Custodian in accordance with these procedures.

               (c) Neither the Custodian nor the Company shall have any duty or responsibility for determining whether any contributions to the
          Account constitute excess deferrals as described in Section 402(g)(2)(A) of the Code, or for assuring that any excess deferrals are timely distributed in accordance with the procedures of Section 402(g)(2)(A) of the Code.

     3.8 Rollover Contributions and Transfers.

               (a) The Employee shall be permitted to make a rollover contribution to the Account of an amount received by the Employee that is attributable to participation in another annuity contract or custodial account described in Section 403(b) of the Code, provided such rollover contribution complies with all requirements of Section 403(b)(8) or Section 408(d)(3)(A)(iii) of the Code, whichever is applicable.

               (b) The Custodian may accept a direct transfer of assets to the Account on behalf of the Employee from another annuity contract or custodial account described in Section 403(b) of the Code to the extent permitted by the Code and the regulations and rulings thereun der. The Employee shall not request or initiate a transfer from a contract or account containing distribution restrictions that are more restrictive than those provided in Article V. The Employee shall not request or initiate a transfer from a contract or account covered by ERISA, unless the transferee Account is part of an employee benefit plan which provides distribution restrictions which meet the require ments of Section 205 of ERISA and the regulations thereunder with respect to any amount transferred.

               (c) Neither the Custodian nor the Company shall have any duty or responsibility for determining whether any rollover contribu tion or transfer of assets by or on behalf of the Employee pursuant to this
          Article 3.8 is a proper rollover contribution or transfer of assets under the Code, or for the tax treatment to the Employee of any transfer or rollover.

               (d) To the extent permitted under applicable law, the Account Holder reserves the right to transfer or rollover any or all of the assets of the Account to such other form of annuity contract or custodial account described in Section 403(b) of the Code or to such Individual Retirement Account (IRA) or other plan established pursuant to Section 408 of the Code as the Employee may determine, upon written instructions to the Custodian, in a form acceptable to the Custodian; provided, however that the Custodian shall have no responsibility for the tax treatment to the Account Holder of any such transfer or rollover.

               (e) The Custodian shall not be liable for losses arising from the acts, omissions, or delays or other inaction of any party transfer ring assets to the Account or receiving assets transferred from the Account pursuant to this Article.

     3.9 Manner of Making Contributions. All contributions to the Account shall be paid directly to the Custodian. Contributions may be made by check or bank wire. Contributions shall be preceded or accompanied by written instructions directing the investment of the amount contributed on behalf of the Employee in accordance with Article 4.1.

                                   ARTICLE IV
                                  INVESTMENTS

     4.1 Investment of Account. All contributions to the Account and all assets in the Account shall be invested in the Fund(s) in accordance with instructions given to the Custodian by the Account Holder in a manner acceptable to the Custodian. By giving such instructions, the Account Holder will be deemed to have acknowledged receipt of the then current prospectus of any Fund in which the Account Holder instructs the Custodian to invest such contributions or assets. If the Custodian receives any contribution to the Account that is not accompanied by acceptable instructions directing its investment, the Custodian may hold or return all or a part of the contribution uninvested without liability for loss of income or appreciation pending receipt of acceptable instructions.

     4.2 Investment Advice. The Account Holder agrees that neither the Custodian nor the Company undertake to provide any advice with respect to the investment of the Account, and that the responsibility of the Custodian to invest in shares of a particular Fund pursuant to the directions of the Account Holder does not constitute an endorsement by the Custodian of that Fund. Neither the Custodian nor the Company shall be liable for any loss that results from the exercise of control over the Account by the Account Holder.

     4.3 Account Earnings. All dividends, capital gains distributions and other earnings received by the Custodian on any shares held in the Account shall be automatically reinvested in additional shares.

     4.4 Investment Exchanges. The Account Holder may direct the Custodian to redeem any or all shares of any Fund that are held in the Account and to reinvest the proceeds in any other Fund available under this Agreement. By giving such directions, the Account Holder will be deemed to have acknowledged receipt of the then current prospectus of any Fund in which the Account Holder instructs the Custodian to reinvest such proceeds. Any such exchange transaction shall conform with the provisions of the current prospectus for the applicable Fund. 4.5 Record Ownership; Voting of Shares. All shares of the Company acquired by the Custodian pursuant to this Agreement shall be registered in the name of the Custodian or its nominee. The Custodian shall mail or transmit to the Account Holder's address of record all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to the shares held in the Account. The Custodian shall not vote any such shares except in accordance with written instructions received from the Account Holder, provided however, that the Custodian may, in the absence of instructions, vote "present" for the sole purpose of allowing such shares to be counted for establishment of a quorum at a shareholder's meeting.

                                    ARTICLE V
                        DISTRIBUTION OF ASSETS OF ACCOUNT

     5.1 Request for Distribution. The Custodian shall distribute the assets of the Account to the Employee upon receipt by the Custodian of a written request for distribution submitted by the Employee, in a form acceptable to the Custodian, subject to the limitations of Article 5.2.

     5.2  Limitations on  Distributions.  Except as may otherwise be provided in
Article 3.6, the assets of the Account shall not be distributed to the Employee before the Employee attains age 59-1/2 unless the Employee has:

               (a) separated from the service of the Employer,

               (b) incurred a Disability, or

               (c) encountered Financial Hardship.

Any distribution that is made to the Employee for reason of Financial Hardship shall not exceed the amount of Employer contributions made to the Account pursuant to a salary reduction agreement with the Employee, excluding earnings thereon.

     5.3 Method of Distribution. Subject to the limitations of this Article 5, the Employee may elect to have distribution of the assets of the Account made in one or a combination of the following ways:

               (a) lump-sum payment; or

               (b) monthly, quarterly or annual installment payments over a period certain not to exceed the life expectancy of the Employee or the joint and last survivor life expectancy of the Employee and his or her Beneficiary in a manner that satisfies the minimum distribution requirements of Article 5.4.

If no election of the method of distribution is made by the Employee within 30 days of receipt by the Custodian of the written request for distribution referred to in Article 5.1, the Custodian shall make such distribution to the Employee in a lump-sum payment of cash.

     5.4 Minimum Distribution Requirements Prior to Death of Employee.

               (a) Commencement of Distributions. Notwithstanding any provision of this Agreement to the contrary, distribution of the Account shall commence no later than the "Required Beginning Date". For any Employee who attained age 70-1/2 prior to January 1, 1988, the Required Beginning Date is the April 1 following the calendar year in which the Employee attains age 70-1/2 or terminates employment, whichever is the later. For any employee who attained age 70-1/2 in 1988 and had not retired by January 1, 1989, the Required Beginning Date is April 1, 1990. For any other Employee who attained age 70 and 1/2 after December 31, 1987, the Required Beginning Date is the April 1 following the calendar year in which the Employee attains age 70-1/2 regardless of whether the Employee has then retired.

               (b) Minimum Amounts to be Distributed. The minimum amount distributed to the Employee for each taxable year, beginning no later than the Required Beginning Date under subsection (a) above, must equal or exceed the minimum distribution required under Sections 401(a)(9) and 403(b)(10) of the Code and must meet the incidental death benefit requirement of these Sections.

     5.5 Distribution Upon Death of Employee. In the event the Employee dies prior to the complete distribution of the assets of the Account, all assets remaining in the Account shall be distributed to the Employee's Beneficiary in a lump-sum payment or in monthly, quarterly or annual installment payments over a specified period as selected in writing by the Beneficiary in accordance with the following rules:

               (a) Where Distribution Had Already Commenced. If distribution to the Employee had already commenced and the Employee died after the Employee's Required Beginning Date, the assets of the Account shall be distributed to the Beneficiary at least as rapidly as under the method of distribution in effect prior to the Employee's death.

               (b) Five-Year Rule. If the Employee died before the Employee's Required Beginning Date, the assets of the Account shall be distributed to the Beneficiary by December 31 of the calendar year which contains the fifth anniversary of the death of the Employee.

               (c) Exception for Distributions Over Life Expectancy. Notwithstanding subsection (b) above, the assets of the Account may be distributed to the Beneficiary in installment payments over a period certain not exceeding the Beneficiary's life expectancy, provided such distribution commences by December 31 of the calendar year immediately following the year of the Employee's death or, if the Beneficiary is the surviving spouse of the Employee, by December 31 of the later of
          (1) the calendar year immediately following the calendar year in which the Employee died or (2) the calendar year in which the Employee would have attained age 70- 1/2.

Notwithstanding any provision of this Agreement to the contrary, to the extent permitted under regulation, ruling procedures or notice of the Internal Revenue Service, the minimum distribution calculated in accordance with Code sections 403(b)(10) and 401(a)(9) may be taken from any 403(b) annuity or account of the Employee. If the Beneficiary dies while receiving payments from the Account, all remaining assets in the Account shall be distributed as soon as practicable to the estate of the Beneficiary.

     5.6 Designation of Beneficiary. The Employee may from time to time designate any person, persons or entity as the Beneficiary who shall receive any undistributed assets held in the Account at the time of the Employee's death. Any Beneficiary designation by the Employee shall be made on a form prescribed by the Custodian, and shall be effective only when filed with the Custodian during the lifetime of the Employee. If the Employee fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by the Employee predeceases the Employee, the assets of the Account shall be distributed upon the death of the Employee in the following order of priority: first to the employee's surviving spouse, if any, and second, to the estate of the Employee. Notwithstanding the foregoing, if this Agreement constitutes part of an "employee benefit plan" under ERISA, then the Beneficiary of a married Employee must be the spouse of the Employee, unless the spouse of the Employee consents in writing to designation of a different Beneficiary and such consent acknowledges the effect of the designation, specifies the nonspouse Beneficiary designated, and is witnessed by a notary public. Furthermore, such a designation of a nonspouse Beneficiary may be changed only if the spouse of the Employee provides a new consent that meets all requirements of the preceding sentence.

     5.7 Distributions Pursuant to Qualified Domestic Relations Orders. In the case of an Account that is part of an "employee pension benefit plan" (as defined in ERISA), nothing in this Agreement shall prohibit distribution to any person in accordance with the terms of a "qualified domestic relations order" as defined in Section 206(d) of ERISA.

     5.8 Direct Rollovers. This Article 5.8 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of this Agreement to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Custodian and fund transfer agent, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For the purpose of this section, the following definitions apply:

               (a) Eligible rollover distribution: An eligible rollover is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required to comply with the minimum distribution and incidental death benefit requirements of section 401(a)(9) and 403(b)(10) of the Code; and the portion of any distribution that is not includible in gross income. An eligible rollover distribution also does not include any other amounts that may be excluded under regulations, procedures, notices, or rulings interpret ing the term eligible rollover distribution under sections 401(a)(31), 402, or 403(b) of the Code.

               (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, or another 403(b) annuity, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (c) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

               (e) The Custodian and fund transfer agent may prescribe reasonable procedures for the election of direct rollovers under this section, including, but not limited to, requirements that the distributee provide the Custodian with adequate information, including, but not limited to: the name of the eligible retirement plan to which the rollover is to be made; a representation that the recipient plan is an individual retirement plan or a 403(b) annuity, as appropriate; acknowledgement from the recipient plan that it will accept the direct rollover; and any other information necessary to make the direct rollover.

                                   ARTICLE VI

                    RESPONSIBILITIES AND DUTIES OF CUSTODIAN

     6.1 Asset Retention. The Custodian shall hold all contributions to the Account which are received by it subject to the terms and conditions of this Agreement and for the purposes set forth herein. The Custodian shall be responsible only for such assets as shall actually be received by it.

     6.2 Records and Reports. The Custodian shall file such reports with the Internal Revenue Service as may be required to be filed by the Custodian (not including such reports as may be required to be filed by the Employer) under Treasury Regulations. The Custodian, the Employer, Employee and Beneficiary shall furnish to one another such information relevant to the Account as may be required in connection with such reports. Unless the Employee (or Beneficiary, where applicable) sends the Custodian written objection to a report within 60 days after its receipt, the Employee (or Beneficiary, where applicable) shall be deemed to have approved such report, and in such case the Custodian shall be forever released and discharged from all liability and accountability to anyone with respect to all matters and things included therein. The Custodian may seek a judicial settlement of its accounts. In any such proceeding, the only necessary party thereto in addition to the Custodian shall be the Employee.

     6.3 Limitations on Responsibilities and Duties.

               (a) The Custodian shall not be responsible in any way for the collection of contributions provided for under this Agreement, the selection of the investments for the Account, the purpose or propriety of any distribution made pursuant to Article 5 hereof, or any other action taken at the direction of the Employee (or Beneficiary or Employer, where applicable). The Custodian shall not be obliged to take any action whatsoever with respect to the Account except upon receipt of directions in a form acceptable to the Custodian from the Employee (or Beneficiary or Employer, where applicable). The Custodian shall be under no obligation to determine the accuracy or propriety of any such directions and shall be fully protected in acting in accordance therewith.

               (b) The Custodian is an agent appointed by the Account Holder to perform solely the duties assigned to it under the Agree ment, it being acknowledged that certain of such duties may be performed by the Custodian in any event pursuant to one or more other contractual arrangements or relationships. The Custodian shall not be deemed to be a fiduciary under ERISA for any reason, including but not limited to the Custodian's ability:

                    (1) to receive  contributions  pursuant to the provisions of the Agreement;

                    (2) to hold,  invest and reinvest the  contributions in Fund shares;

                    (3) to register  any property  held by the  Custodian in its own name,  or in nominee or bearer form that will pass  delivery;
               and

                    (4) to make  distributions  from the  Account  in cash or in
               Fund shares pursuant to the provisions of the Agreement.

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               (c)  The  Employer  shall  be  solely  responsible  for  assuring compliance at all times with the nondiscrimination requirements of Code section 403(b)(12) and the Custodian shall not be responsible in any way for such compliance.

               (d) It is hereby agreed that, subject to the provisions of applicable law, no person other than the Account Holder may institute or maintain any action or proceeding against the Custodian.

     6.4 Indemnification of Custodian. The Account Holder and the successors of the Account Holder, including any executor or administrator of the Account Holder, shall, to the fullest extent permitted by law, at all times fully indemnify and save harmless the Custodian, its successors and assigns from any and all claims, actions, or liabilities arising from investments or distributions made or actions taken at the direction of the Account Holder, and from any and all other liability whatsoever (including without limitation all reasonable expenses incurred in defending against or settlement of such claims, actions or liabilities) which may arise in connection with this Agreement or the Account, except liability arising from the gross negligence or willful misconduct of the Custodian.

     6.5 Liability of Custodian. The Custodian's liability under this Agreement and matters which it contemplates shall be limited to matters arising from the Custodian's gross negligence or willful misconduct. The Custodian shall be entitled to rely conclusively upon, and shall be fully protected in any action or nonaction taken in reliance upon, any written notices or other communications or instruments believed by the Custodian to be genuine and to have been properly executed. The Custodian shall not under any circumstances be responsible for the timing, purpose, or propriety of any contribution or of any distribution made hereunder, nor shall the Custodian incur any liability or responsibility for any tax imposed on account of any such contribution or distribution. The Custodian shall not be obligated or expected to commence or defend any legal action or proceeding in connection with this Agreement unless agreed upon by the Custodian and Account Holder, and unless fully indemnified for so doing to the satisfaction of the Custodian.

                                   ARTICLE VII
                       FEES AND EXPENSES OF THE CUSTODIAN

     7.1 Compensation of Custodian. In consideration for its services hereunder, the Custodian shall be entitled to receive the applicable fees specified in the Application. The Custodian may substitute a revised fee schedule from time to time upon 30 days' written notice to the Account Holder. The Custodian shall be entitled to such reasonable additional fees as it may from time to time determine for services required of it and not clearly identified on the fee schedule. The Custodian's ability to earn income on amounts held in non-interest bearing accounts has been taken into consideration in establishing the Custodian's fees. The Custodian shall be entitled to retain any such income as a part of its agreed compensation hereunder, and such income shall not be or become a part of the Fund.

     7.2 Charges Upon the Account. Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of the Account (including any transfer taxes incurred in connection with the investment and reinvestment of Account assets), expenses, fees and administrative costs incurred by the Custodian in the performance of its duties (including fees for legal services rendered to the Custodian), and the Custodian's compensation as determined under Article 7.1 shall constitute a charge upon the assets of the Account. At the Custodian's option, such fees, taxes or expenses shall be paid from the Account or by the Account Holder. The Custodian may redeem fund shares and use the proceeds of redemption to pay such fees, taxes or expenses.

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                                  ARTICLE VIII
                       RESIGNATION OR REMOVAL OF CUSTODIAN

     8.1 Resignation or Removal. The Custodian may resign at any time by written notice to the Account Holder which shall be effective 30 days after delivery thereof. The Company shall appoint a successor Custodian who shall accept such appointment in a writing provided to the Custodian and Account Holder within such 30-day period. The Custodian may be removed by the Company at any time upon 30 days written notice to the Custodian, provided that the Company designates a successor Custodian that accepts such appointment by a writing provided to the Account Holder and the Custodian within such 30-day period. Upon such resignation or removal, the Custodian shall transfer and deliver all assets of the Account and all records relative thereto to the successor Custodian appointed by the Company, provided such successor Custodian has in writing accepted this Agreement as it is or may be then amended. Notwithstanding the foregoing, the Custodian is authorized to reserve such sum of money as it may deem advisable for payment of all of its fees, compensation, costs and expenses, or for payment of any other liability constituting a charge on or against the assets of the Account or on or against the Custodian, and where necessary may liquidate shares in the Account for such payments. Any balance of such reserve remaining after the payment of all such items shall be paid over to the successor Custodian.

     8.2 Liability for Successor's Acts. Upon its resignation or removal, the Custodian shall not be liable for the acts or omissions of any successor Custodian. Upon the transfer of assets of the Account to a successor Custodian, the resigning or removed Custodian shall be relieved of all further liability with respect to this Agreement, the Account and the assets thereof.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

     9.1 Amendment of Agreement.

               (a) The Account Holder, Employer, and Custodian hereby delegate to the Company the power to amend this Agreement, including any retroactive amendment necessary for the purpose of conforming the Agreement to the requirements of the Code. The Company shall deliver written notice of any such amendment to the Account Holder, Custodian and any Employer who is party to this Agreement.

               (b) No amendment to this Agreement shall cause or permit:

                    (i) any part of the assets of the Account to be used for, or diverted to, purposes other than for the exclusive benefit of the Employee or Beneficiary, except with regard to payment of the expenses of the Custodian and the Company as authorized by the provisions of this Agreement and except to the extent required by law;

                    (ii) the  Employee to be  deprived  of any accrued  benefits under this Agreement unless such amendment is required for the purpose of con forming the Agreement to the requirements of any law, government regulation or ruling; or

                    (iii) the imposition of any additional duties or obligations on the Custodian without its consent.

     9.2 Termination of Agreement. This Agreement shall terminate when all assets in the Account have been distributed or otherwise transferred out of the Account. Upon completion of such distribution, the Custodian shall be released from all further liability with respect to all amounts so paid to the extent permitted by applicable law.

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                                    ARTICLE X
                                  MISCELLANEOUS

     10.1 Retirement Plan Provisions Shall Control. In the event contributions are being made to the Account pursuant to any retirement plan or program sponsored by the Employer, to the extent any provisions of this Agreement are inconsistent with such retirement plan or program, the provisions of the Employer's retirement plan or program shall control, provided:

          (a) such provisions are not contrary to the rules and regulations under Section 403(b)(7) of the Code; and

          (b) such provisions do not impose any additional responsi bilities or duties on the Custodian without its prior consent. The Employer shall be responsible for delivering the most recent copy of any such retirement plan or program to the Custodian.

     10.2 ERISA Requirements. If this Agreement is determined to constitute part of an "employee benefit plan" established or maintained by the Employer subject to Title I of ERISA, then the Employer shall be solely responsible for assuring such employee benefit plan complies at all times with the requirements of Title I of ERISA.

     10.3 Exclusive Benefit. The assets of the Account shall not be used for, or diverted to, purposes other than for the exclusive benefit of the Employee or his or her Beneficiary. The assets of the Account shall not be subject to the claims of the creditors of the Employer.

     10.4 Nonforfeitability and Nontransferability. The interest of the Employee in the balance of the Account shall at all times be nonforfeitable and nontransferable. All rights under this Agreement are enforceable solely by the Employee or his or her Beneficiary, or any duly authorized representative of the Employee or Beneficiary.

     10.5 Nonalienation. The assets of the Account shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, except with regard to payment of expenses of the Custodian as authorized by the provisions of the Agreement and except to the extent required by law.

     10.6 Notices. Any notice, accounting, or other communication which the Custodian may give to the Employer or the Account Holder shall be deemed given when mailed to the Employee at the latest address which has been furnished to the Custodian. Any notice or other communication which the Employer or Account Holder may give to the Custodian shall not become effective until actual receipt of said notice by the Custodian.

     10.7 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of Missouri, to the extent not preempted by Federal law. No provision of this Agreement shall be construed to conflict with any provision of an Internal Revenue Service regulation, ruling, release, or other order which affects, or could affect, the terms of this Agreement or its compliance with the requirements of Section 403(b)(7) of the Code.

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